Exhibit 21

SUBSIDIARIES OF FORD MOTOR COMPANY AS OF MARCH 3, 2005*

Organization	Jurisdiction

Closed Joint Stock Company Ford Motor Company	Russia
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Espana S.A.	Spain
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Volvo Car Holding Germany GmbH	Germany
Volvo Car Germany GmbH	Germany
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company	Delaware, U.S.A.
Ford Credit Auto Receivables Two, LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2004-1	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Ford Credit Canada Leasing Company	Canada
Ford Credit de Mexico S.A. de C.V.	Mexico
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Primus Automotive Financial Services, Inc	New York, U.S.A.
The American Road Insurance Company	Michigan, U.S.A.
Fairlane Credit, LLC	Delaware, U.S.A.
Triad Financial Corporation	California, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
The Hertz Corporation	Delaware, U.S.A.
Hertz Equipment Rental Corporation	Delaware, U.S.A.
Hertz General Interest LLC	Delaware, U.S.A.
Ford International Capital Corporation	Delaware, U.S.A.
Ford Automotive Holdings	England
Blue Oval Holdings	England
Ford Motor Company Limited	England
Jaguar Limited	England
Jaguar Cars Limited	England
Volvo Car UK Limited	England
Ford Italia S.p.A.	Italy
Ford Mexico Holdings, Inc.	Delaware, U.S.A.
Grupo Ford S. de R.L. de C.V.	Mexico
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Company of Canada, Limited	Ontario, Canada
FLH Holding, Inc.	Ontario, Canada
Ford Lio Ho Motor Company Ltd.	Taiwan
Ford Motor Company of Australia Limited	Australia
Land Rover Holdings	England
Land Rover	England
Land Rover Exports Limited	England

SUBSIDIARIES (Continued)

Organization	Jurisdiction
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Service Company	Michigan, U.S.A.
Gentle Winds Reinsurance, Ltd.	Cayman Islands
Ford Motor Vehicle Assurance Company	Michigan, U.S.A.
Ford Otomotiv Sanayi Anonim Sirketi (Otosan)	Turkey
Ford Super Enhanced Investment Partnership	Michigan, U.S.A.
Ford Trading Company, LLC	Delaware, U.S.A.
Ford VAC Corporation	Delaware, U.S.A.
Ford VHC AB	Sweden
Volvo Personvagnar Holding AB	Sweden
Volvo Personvagnar AB	Sweden
Snebe Holding B.V.	The Netherlands
Volvo Cars NV	Belgium
Volvo Personbilar Sverige Aktiebolag	Sweden
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Land Rover North America, Inc.	Delaware, U.S.A.
PAG Import, Inc.	Japan
Volvo Cars of North America, LLC	Delaware, U.S.A.

364       Other U.S. Subsidiaries

473       Other Non-U.S. Subsidiaries

*	Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.